                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-12

                           COVER-ALL TECHNOLOGIES INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                          COVER-ALL TECHNOLOGIES INC.


JOHN W. ROBLIN
Chairman of the Board of Directors,
President and Chief Executive Officer


                                                                     May 7, 2003

To All Cover-All Stockholders:

     I cordially invite you to attend the Annual Meeting of Stockholders which will be held at the Hilton Woodcliff Lake, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07677, on Thursday, June 26, 2003 at 9:30 a.m., local time.

     The annual election of directors will take place at the Meeting. Personal information about the nominees for the Board of Directors as well as information about the functions of the Board and its committees are contained in the Proxy Statement.

     Regardless of the number of shares you own or whether you plan to attend, it is important that your shares be represented and voted at the Meeting. You are requested to complete, sign, date and mail the accompanying form of Proxy in the enclosed envelope provided for that purpose (to which no postage need be affixed if mailed in the United States) whether or not you expect to attend the Meeting in person. The Proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the Meeting. The prompt return of the Proxy will be of assistance in preparing for the Meeting, and your cooperation in this respect will be greatly appreciated.

     Please read the formal notice of the Meeting and the Proxy Statement carefully. For those of you who cannot be present at the Meeting, I urge you to participate by completing, signing and returning your Proxy in the enclosed envelope. Your vote is important, and the management of Cover-All Technologies Inc. appreciates the cooperation of stockholders in directing proxies to vote at the Meeting.

                                   Sincerely,



                                   JOHN W. ROBLIN
                                   CHAIRMAN OF THE BOARD OF DIRECTORS, PRESIDENT AND CHIEF EXECUTIVE OFFICER

                           COVER-ALL TECHNOLOGIES INC.

                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                              --------------------

TO THE STOCKHOLDERS OF COVER-ALL TECHNOLOGIES INC.:

     The Annual Meeting of Stockholders of Cover-All Technologies Inc., a Delaware corporation, will be held on June 26, 2003 at 9:30 a.m., local time, at the Hilton Woodcliff Lake, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07677, to consider and act upon the following:

     1. To elect the class of directors consisting of two directors to serve for a term of three years and until their successors shall have been duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Stockholders of record at the close of business on April 28, 2003, which is the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting and at any adjournments thereof. We have enclosed a proxy statement for the meeting.

     We cordially invite you to attend the meeting in person. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy, which is solicited by our board of directors to ensure that your shares are represented at the meeting. If you attend the meeting, you may revoke your proxies and vote your shares in person.

                                       By Order of the Board of Directors,



                                       ANN F. MASSEY
                                       SECRETARY

Date:  May 7, 2003


--------------------------------------------------------------------------------
IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.
--------------------------------------------------------------------------------

                           COVER-ALL TECHNOLOGIES INC.

                              --------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 26, 2003

                              --------------------

             GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID I RECEIVE THIS PROXY STATEMENT?

We sent you this Proxy Statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2003 Annual Meeting of Stockholders on June 26, 2003. When we ask for your proxy, we must provide you with a Proxy Statement that contains certain information specified by law. We intend to mail this Proxy Statement and the enclosed proxy card on or about May 7, 2003 to all stockholders of record entitled to vote at the meeting.

WHO CAN VOTE AT THE MEETING?

Only stockholders of record at the close of business on April 28, 2003 will be entitled to vote at the meeting. On April 28, 2003, there were 15,336,218 shares of common stock outstanding and entitled to vote.

     STOCKHOLDER OF RECORD: SHARES REGISTERED IN YOUR NAME. If, on April 28, 2003, your shares were registered directly in your name with our transfer agent, Wachovia Bank, N.A., then you are a registered stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you fill out and return the enclosed proxy card.

     BENEFICIAL OWNER: SHARES REGISTERED IN THE NAME OF A BROKER OR BANK. If, on April 28, 2003, your shares were held in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that broker or other agent. The broker holding your account is considered the stockholder of record for purposes of voting at the meeting. Street name holders generally cannot vote their shares directly and must instead instruct the brokerage, bank or other agent how to vote their shares using the method described under "How can I vote my shares?".

WHAT WILL STOCKHOLDERS VOTE ON AT THE MEETING?

Our stockholders will be asked to vote on one proposal:

     Proposal 1 -- Election of Directors

HOW MANY VOTES ARE REQUIRED VOTE TO APPROVE EACH PROPOSAL?

     PROPOSAL 1 -- ELECTION OF DIRECTORS. If a quorum exists, the two nominees for director receiving the most votes will be elected. Abstentions, broker non-votes and instructions to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes but will not count as votes against those nominees.

     OTHER PROPOSALS - As of the date of this proxy statement, the board of directors does not know of any other matters to be brought before the meeting. However, if any other matters are properly brought before the meeting or any adjournments thereof, the persons appointed by the enclosed form of proxy shall have discretionary authority to vote all such proxies as they shall decide.

WHAT CONSTITUTES A QUORUM?

A majority of the outstanding shares of our common stock entitled to vote at the meeting, present or represented by proxy, constitutes a quorum. Abstentions and broker non-votes will be counted as shares present in determining whether a quorum is present.

WHAT IS A "BROKER NON-VOTE"?

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote under the rules of the stock exchange or other organization of which it is a member. In this situation, a "broker non-vote" occurs. Shares that constitute broker non-votes will be counted as present at the meeting for the purpose of determining a quorum.

HOW CAN I VOTE MY SHARES?

You may vote in person at the meeting or by proxy. If you are a registered stockholder, you can vote by proxy by mailing the enclosed proxy card.

Please refer to the instructions on your proxy card to vote by proxy.

If you hold your shares through a bank or broker, then you may vote by the ways made available by your bank or broker, in which case the bank or broker will include instructions with this Proxy Statement.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

Yes. You have the right to revoke your proxy at any time before the meeting by providing:

     o written notice to the Secretary of the Company and voting in person at the meeting; or

     o a duly executed proxy bearing a later date to the Secretary of the Company.

Attendance at the meeting will not, by itself, revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

For the reasons set out in more detail in the Proxy Statement, the Board recommends that you vote your shares:

     o    FOR each of the listed director nominees (Proposal 1).

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                   MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table contains information as of March 31, 2003 as to the number of shares of common stock beneficially owned by (i) each person we know to own beneficially more than 5% of our common stock, (ii) each person who is a director or who is a nominee to be a director, (iii) the executive officers for whom information is included in the Summary Compensation Table, and (iv) all persons as a group who are directors and executive officers and as to the percentage of outstanding shares held by these persons on that date.


                                                          AMOUNT BENEFICIALLY
NAME AND ADDRESS                                                OWNED (1)       PERCENT OF CLASS (2)
--------------------------------------------------------  --------------------  --------------------
Russell Cleveland                                             7,360,400 (3)            32.8%

Mark D. Johnston                                              3,192,614 (4)            19.7%

BFS US Special Opportunities Trust PLC                        3,670,000 (5)            19.4%
  c/o Renaissance Capital Group, Inc.
  8080 N. Central Expressway
  Suite 210, LB-59
  Dallas, Texas 75206

Renaissance US Growth & Income Trust PLC                      3,670,000 (6)            19.4%
  c/o Renaissance Capital Group, Inc.
  8080 N. Central Expressway
  Suite 210, LB-59
  Dallas, Texas 75206

John W. Roblin                                                1,400,476 (7)             8.5%

Atlantic Employers Insurance Company                          1,238,273                 8.1%
  1601 Chestnut Street, TL44D
  Philadelphia, PA 19101

Earl Gallegos                                                   484,650 (8)             3.1%

Robert A. Marshall                                               28,650 (9)               *

Maryanne Z. Gallagher                                           282,695 (10)            1.8%

Frank R. Orzell                                                 100,000 (9)               *

Ann F. Massey                                                    68,350 (9)               *

All current directors and executive officers as a            12,917,835 (11)           50.8%
  group (8 persons)

------------------

* Less than one percent.

(1) Includes options exercisable within sixty (60) days of the date as of which beneficial ownership is determined, pursuant to Rule 13d-3 under the Securities Exchange Act of 1934.

(2) Based upon 15,336,218 total outstanding shares of common stock on March 31, 2003, plus shares of common stock that may be acquired by the person or group indicated pursuant to any options or warrants exercisable within sixty (60) days.

(3) Represents 20,400 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options, 3,670,000 shares of common stock beneficially owned by BFS US Special Opportunities Trust and 3,670,000 shares of common stock beneficially owned by Renaissance US Growth & Income Trust. Mr. Cleveland is President and Chief Executive Officer of Renaissance Capital Group, Inc., the investment adviser for BFS US Special Opportunities Trust and Renaissance US Growth & Income Trust. Mr. Cleveland disclaims beneficial ownership as to the shares beneficially owned by BFS US Special Opportunities Trust and Renaissance US Growth & Income Trust. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(4) Mr. Johnston owns an aggregate of 3,192,614 shares of common stock as follows: Software Investments Ltd. (of which Mr. Johnston is the sole stockholder) beneficially owns 1,688,964 shares of common stock; Vault Management Ltd. (of which Mr. Johnston is the sole stockholder) beneficially owns 1,280,000 shares of common stock, including 640,000 shares of common stock that may be acquired pursuant to the exercise of outstanding warrants; and Mr. Johnston individually beneficially owns 223,650 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(5) Based upon information contained in its report on Schedule 13D filed with the Securities and Exchange Commission on February 3, 2003, BFS US Special Opportunities Trust beneficially owns 2,333,333 shares of common stock receivable upon conversion our 8% convertible debentures due July 2008, 50,000 shares of common stock issuable upon the exercise of our warrants, 1,166,667 shares of common stock receivable upon the conversion of the 8% convertible debentures due July 2009 and 120,000 shares of common stock it purchased in the open market. BFS US Special Opportunities Trust reported that it has sole voting power and sole dispositive power with respect to 3,670,000 shares.

(6) Based upon information contained in its report on Schedule 13D filed with the Securities and Exchange Commission on February 3, 2003, Renaissance US Growth & Income Trust beneficially owns 2,333,333 shares of common stock receivable upon conversion our 8% convertible debentures due July 2008, 50,000 shares of common stock issuable upon the exercise of our warrants, 1,166,667 shares of common stock receivable upon the conversion of the 8% convertible debentures due July 2009 and 120,000 shares of common stock it purchased in the open market. Renaissance US Growth & Income Trust reported that it has sole voting power and sole dispositive power with respect to 3,670,000 shares.

(7) Represents 185,000 shares of common stock, 875,000 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options, 333,333 shares of common stock receivable upon conversion of our 8% convertible debentures due July 2008 and 7,143 shares of common stock issuable upon the exercise of our warrants. See "Certain Relationships and Related Transactions."

(8) Represents 18,000 shares of common stock and 466,650 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.

(9) Represents shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.

(10) Represents 49,195 shares of common stock and 233,500 shares of common stock that may be acquired pursuant to the exercise of outstanding stock options.

(11) Includes 2,763,343 shares of common stock which may be acquired pursuant to the exercise of outstanding stock options and warrants and 7,333,000 shares of common stock receivable upon conversion of our 8% convertible debentures due 2008 and 2009.

                     PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     There are currently five members of the board of directors classified into three classes. The three-year term of office of each class expires at the meeting of stockholders in successive years, upon the election and qualification of successor classes. The term of office of two directors will expire at the meeting.

     The nominees for the class to be elected at the meeting are John W. Roblin and Robert A. Marshall. Mr. Roblin was named a director in 2000, and Mr. Marshall was named a director in 2001.

     Our by-laws provide for seven members of the board of directors. There were two vacancies as of the record date.

     You may not vote any proxies for a greater number of persons than the two nominees named. Unless otherwise indicated, all proxies we receive will be voted in favor of the election to the board of directors of the nominees named above. If a nominee does not remain a candidate for election at the date of the meeting (which contingency is not now contemplated or foreseen by the board of directors), the solicited proxies may be voted for substitute nominees selected by the board of directors. The nominees for director receiving a plurality of the votes cast at the meeting shall be elected. Shares represented by proxy as to which authority to vote for a named nominee is properly "withheld" will not be counted either "for" or "against" in determining a plurality for these nominees.

     The following table lists the names of the directors and the nominees for director, their ages, their current positions and the expiration dates of their terms as directors.

      NAME                            AGE          POSITION                 TERM AS DIRECTOR EXPIRES
      ----                            ---          --------                 ------------------------
John W. Roblin*....................    58    President, Chief Executive         2003
                                             Officer and Chairman of the
                                             Board of Directors
Russell Cleveland..................    64    Director                           2004
Earl Gallegos......................    45    Director                           2005
Mark D. Johnston...................    46    Director                           2005
Robert A. Marshall*................    62    Director                           2003

---------------------

* Term of class expires at the meeting. Director indicated is a nominee for re-election.

     JOHN W. ROBLIN has served as our President and Chief Executive Officer since December 1999 and as a director since March 2000. He was named Chairman of the Board of Directors in February 2001. Prior to joining our company, Mr. Roblin was Chief Information Officer and Senior Vice President for CIGNA Property and Casualty, positions he held since 1998. From 1994 until 1998, he was Chief Information Officer and Senior Vice President for Advanta Corporation. Prior to 1994, he was the Chief Information Officer at Chubb & Son, USF&G and Traveler's Personal Lines Division.

     EARL GALLEGOS was named a director of our company in March 1997. Mr. Gallegos spent seven years working within all aspects of the workers' compensation insurance industry. In July 1994, Mr. Gallegos founded his own consulting firm, Earl Gallegos Management, LLC, in which he performs management consulting within the insurance and software industries. Some of his larger projects include implementation and management of a software system to support a statewide managed care program and the founding of a twenty-four hour managed care company in California. He has served as a director of Fidelity National Information Solutions since its inception in August 2001. Mr. Gallegos also serves as a managing director of Cyberstarts, Inc., a privately held technology holding company and as a director of the following companies: Bridium, Inc., a privately held technology firm; Zytalis, Inc., a privately held information technology professional services firm; and eGovNet, Inc., a privately held government technology services firm.

     MARK D. JOHNSTON was named a director of our company in 1996. Mr. Johnston served as Chairman of the Board of Directors from November 1999 until February 2001 and served as the Interim Chief Financial Officer from March 2000 to February 2001. Mr. Johnston also served as Chief Financial Officer on an interim basis from March 1997 until January 1998. Mr. Johnston is an executive director of Software Investments Limited (SIL), Vault Management Limited and Care Corporation Limited all of which are British Virgin Islands corporations. Mr. Johnston was named to our board of directors pursuant to the terms of a Stock Purchase Agreement dated as of March 31, 1996 among our company, SIL and Care. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

     ROBERT A. MARSHALL was named a director of our company in April 2001. Mr. Marshall was President and Chief Operating Officer of Arcadia Financial, Ltd. from 1999 to 2000. From 1997 to 1998, he was an independent consultant to various companies within the financial services industry. From 1988 to 1997, Mr. Marshall was employed by Advanta Corporation where he held various senior management positions such as President of the Credit Card Division, President of Advanta National Bank and Corporate Executive Vice President.

     RUSSELL CLEVELAND was named a director of our company in July 2001. He has been the President, Chief Executive Officer and Director of Renaissance Capital Growth & Income Fund III, Inc. since 1994. He is a Chartered Financial Analyst with more than 35 years experience as a specialist in investments in smaller capitalization companies. A graduate of the Wharton School of Business, Mr. Cleveland has served as President of the Dallas Association of Investment Analysts. Mr. Cleveland is also the President, Chief Executive Officer, sole director and the majority shareholder of Renaissance Capital Group, Inc., the investment adviser to Renaissance Capital Growth & Income Fund III. Renaissance Capital Group is also the investment manager of Renaissance US Growth Investment Trust and the investment adviser to BFS US Special Opportunities Trust, investment trusts listed on the London Stock Exchange. Mr. Cleveland also serves on the Boards of Directors of Renaissance US Growth & Income Trust, BFS US Special Opportunities Trust, Tutogen Medical, Inc., Integrated Security Systems, Inc. and Digital Recorders, Inc. See "Certain Relationships and Related Transactions."

     In addition to Mr. Roblin, who is the Chairman of the Board of Directors, our President and our Chief Executive Officer, Maryanne Z. Gallagher is Chief Operating Officer, Frank R. Orzell is Senior Vice President and Ann F. Massey is the Chief Financial Officer, Controller and Secretary.

     MARYANNE Z. GALLAGHER (age 41) has served as our Chief Operating Officer since February 2001. Prior to that position, Ms. Gallagher served as Senior Vice President since January 2000. From November 1998 until December 1999, Ms. Gallagher served as our Vice President - Customer Service. Ms. Gallagher joined us in 1990 and has held various development and support positions in our Classic division through 1998.

     FRANK R. ORZELL (age 66) has served as our Senior Vice President since April 2002. Mr. Orzell served as our Chief Marketing Officer from March 2001 through April 2002. Mr. Orzell has served both as management consultant and executive with some of the world's leading insurance organizations. He participated in all aspects of information technology from concept to working result, from in-house development to software acquisition and outsourcing. From 1999 to 2000, Mr. Orzell was Vice President of ACE INA where he was responsible for the firm's global e-business initiatives. In 1999, Mr. Orzell served as Vice President, Specialty Systems for Cigna Property & Casualty Insurance. From 1998 to

1999, Mr. Orzell served as Vice President, Financial Services Consulting for The Concours Group. From 1996 to 1998, Mr. Orzell was Senior Vice President of Technology Solutions Company. Prior to 1996, he held various senior management positions with such consulting firms as Booz, Allen & Hamilton, CSC/Index and Coopers & Lybrand.

     ANN F. MASSEY (age 45) has served as our Chief Financial Officer since February 2001 and has served as our Corporate Secretary since April 1997. In March 1997, Ms. Massey was appointed as our Controller, and in March 1996, she was appointed as our Assistant Treasurer. From 1994 until February 1996, Ms. Massey served as Assistant Controller for our insurance services division. Prior to 1994, Ms. Massey served as our Accounting Manager.

                        BOARD OF DIRECTORS AND COMMITTEES

     Our board of directors held eight meetings during the last fiscal year. None of our directors attended fewer than 75% of the aggregate of the eight meetings and the meetings held by all committees on which any of them served.

     Our board of directors has standing Compensation and Audit Committees. We do not have a standing nominating committee. The full board of directors administers each of the 1994 Non-Qualified Stock Option Plan for Consultants, the 1994 Stock Option Plan for Independent Directors and the 1995 Employee Stock Option Plan, as amended.

     COMPENSATION COMMITTEE. The members of the Compensation Committee are Messrs. Roblin, Johnston and Marshall. The Compensation Committee's principal function is to review current and proposed employment arrangements with existing and prospective senior employees. The Compensation Committee met once during the fiscal year ended December 31, 2002.

     AUDIT COMMITTEE. During the fiscal year 2002, our Audit Committee was composed of three directors, Messrs. Stallard, Gallegos and Marshall. Messrs. Stallard, Gallegos and Marshall are considered independent by the listing standards of the National Association of Securities Dealers. In March 2002, Mr. Stallard passed away. The Audit Committee operates under a written charter adopted by the board of directors on June 9, 2000. The Audit Committee's principal functions are to assist the board of directors in its oversight responsibilities with respect to:

     o the annual financial information to be provided to stockholders and the Securities and Exchange Commission;

     o the system of internal accounting and financial controls that management has established; and

     o    the internal and external audit process.

In addition, the Audit Committee provides an avenue for communication between the independent accountants, financial management and the board of directors. During the fiscal year ended December 31, 2002, the Audit Committee met seven times.

     ADMINISTRATION OF STOCK OPTION PLANS. In administering the stock option plans, the board of directors' principal function is to administer the plans, which includes:

     o selecting the employees, consultants and directors to whom options will be granted,

     o determining the number, terms and conditions of options to be granted to any such employee, consultant or director when options are to be granted, and

     o establishing rules and regulations for the administration of the respective plans.

                          REPORT OF THE AUDIT COMMITTEE

     Each year, the Audit Committee recommends to the Board of Directors the selection of our independent auditors. The independent auditors are responsible for performing an independent audit of our consolidated financial statements according to generally accepted auditing standards and for issuing a report based on this audit. The Audit Committee monitors and oversees these processes.

     The Audit Committee has met and held discussions with management and Moore Stephens, P.C., our independent auditors. Our management represented to the committee that our consolidated financial statements were prepared according to generally accepted accounting principles. The committee has reviewed and discussed the consolidated financial statements with our management and the independent auditors. The Audit Committee discussed with Moore Stephens, P.C. the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). These matters included a discussion of Moore Stephens, P.C.'s judgments about the quality (not just the acceptability) of our accounting principles as applied to financial reporting.

     Moore Stephens, P.C. also provided the Audit Committee with the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Moore Stephens, P.C. that firm's independence.

     Based upon the Audit Committee's discussion with management and the independent auditors and the Audit Committee's review of the representations of management and the disclosures by the independent auditors to the Audit Committee, the Audit Committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

                                          Earl Gallegos
                                          Robert A. Marshall
                                          (members of the Audit Committee)

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On June 28, 2001, the Company raised $1,800,000 through a private placement of 8.00% convertible debentures with investors headed by the Renaissance Capital Group, Inc. of Dallas, Texas. An aggregate of $1,400,000 was sold to the Renaissance US Growth & Income Trust PLC (traded on the London Stock Exchange) and BFS US Special Opportunities Trust PLC, which are managed by Renaissance. Also, an aggregate of $400,000 was sold to three other private investors including John W. Roblin, our Chairman of the Board, President and Chief Executive Officer. The 8.00% convertible debentures are convertible into shares of common stock initially at $0.50 per share, subject to adjustment according to the terms of the respective loan agreements. Mr. Russell Cleveland, President and Chief Executive Officer of Renaissance, was named a director of the Company after the consummation of the transaction.

     In March 2002, the holders under the loan agreements agreed to an amendment of the loan agreements pursuant to which one of the financial covenants was amended for the quarters ending March

31, June 30 and September 30, 2002. As consideration for such amendments, we issued to such holders an aggregate of 128,572 warrants to purchase such number of shares of our common stock at an exercise price of $0.22 per share. The warrants expire in 2007.

     On August 21, 2002, we, by amendment to the loan agreements, raised an additional $700,000 through a private placement of 8% convertible debentures with Renaissance. An aggregate of $700,000 was sold to Renaissance US Growth & Income Trust and BFS US Special Opportunities Trust. The new debentures, maturing in 2009, are convertible into shares of our common stock, initially at $0.30 per share, subject to adjustments in accordance with the terms of the debentures. The issuance of these debentures in 2002 caused a reduction in the conversion price of the debentures issued in 2001 from $0.50 to $0.30 per share.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who beneficially own more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock. Such persons are required to furnish us with copies of all Section 16(a) reports that they file. We believe that during the fiscal year ended December 31, 2002, our executive officers, directors and holders of more than 10% of the Common Stock complied with all Section 16(a) filing requirements. In making these statements, we have relied upon a review of reports on Forms 3, 4 and 5 furnished to us during, or with respect to, our last fiscal year.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth as of December 31, 2002, information related to our equity compensation plans. All stock options to acquire our equity securities are exercisable for or represent the right to purchase our common stock.

                                                                                    NUMBER OF SECURITIES REMAINING
                           NUMBER OF SECURITIES TO BE   WEIGHTED-AVERAGE EXERCISE      FOR FUTURE ISSUANCE UNDER
                             ISSUED UPON EXERCISE OF       PRICE OF OUTSTANDING        EQUITY COMPENSATION PLANS
                               OUTSTANDING OPTIONS,       OPTIONS, WARRANTS AND          (EXCLUDING SECURITIES
PLAN CATEGORY                  WARRANTS AND RIGHTS               RIGHTS                REFLECTED IN COLUMN (A))
-------------              --------------------------   -------------------------   ------------------------------
                                       (a)                         (b)                            (c)
Equity compensation                 2,356,250                     $0.84                        3,176,025
plans approved by
security holders

Equity compensation                    --                          --                             --
plans not approved by
security holders

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

EXECUTIVE COMPENSATION

     The following table summarizes all compensation earned or paid to our Chief Executive Officer and each of our other executive officers whose total annual salary and bonus exceeded $100,000 for services rendered in all capacities to us during the fiscal years ended December 31, 2002, 2001 and 2000.

                                                       ANNUAL COMPENSATION                    LONG TERM COMPENSATION
                                           ------------------------------------------- -----------------------------------
                                                                                                      AWARDS
                                                                                       -----------------------------------
                                                                                          RESTRICTED         SECURITIES
          NAME AND                                                      OTHER ANNUAL        STOCK            UNDERLYING
     PRINCIPAL POSITION           YEAR       SALARY         BONUS       COMPENSATION       AWARD(S)            OPTIONS
     ------------------           ----       ------         -----       ------------       --------            -------
John W. Roblin                    2002      $267,210      $134,175      $11,820 (1)            --                   --
   Chairman of the Board of       2001      $253,980            --      $ 8,290 (1)            --              500,000
   Directors, President and       2000      $240,000            --           --            25,000              125,000
   Chief Executive Officer

Maryanne Z. Gallagher             2002      $176,148      $ 44,471           --                --               50,000
  Chief Operating Officer         2001      $169,808            --           --                --               75,000
                                  2000      $150,577            --           --                --              125,000

Frank R. Orzell (2)               2002      $159,866            --           --                --                   --
  Senior Vice President           2001      $121,154            --      $52,308 (3)            --              100,000
                                  2000            --            --           --                --                   --

Ann F. Massey                     2002      $110,000            --           --                --                5,000
  Chief Financial Officer         2001      $108,096            --           --                --               50,000
                                  2000      $ 92,192            --           --                --               10,000

--------------------
(1)  Represents an automobile allowance.
(2)  Mr. Orzell commenced employment with us on April 9, 2001.
(3) Represents amounts payable to Mr. Orzell in consideration of Mr. Orzell's consulting services from February 26, 2001 to April 6, 2001 and compensation to Mr. Orzell for reimbursement of moving expenses.

GRANTS AND EXERCISES OF STOCK OPTIONS

     The following table sets forth certain information with respect to stock options granted during the 2002 fiscal year to our executive officers listed in the Summary Compensation Table. The table also discloses the gain or "spread" that would be realized if the options granted were exercised on the expiration date assuming our stock price had appreciated by the percentage levels indicated annually from the market price on the date of grant.

                                                 INDIVIDUAL GRANTS
                            -------------------------------------------------------
                                                                                     POTENTIAL REALIZABLE VALUE
                             NUMBER OF     % OF TOTAL                                AT ASSUMED ANNUAL RATES OF
                             SECURITIES     OPTIONS                                   STOCK PRICE APPRECIATION
                             UNDERLYING    GRANTED TO     EXERCISE                         FOR OPTION TERM
                              OPTIONS     EMPLOYEES IN     PRICE       EXPIRATION    ----------------------------
           NAME               GRANTED     FISCAL YEAR      ($/SH)         DATE            5%             10%
--------------------------  -----------  -------------  ------------  -------------  ------------  --------------
Maryanne Z. Gallagher          50,000        25.6%          .27          3/20/07          3,730           8,240
Ann F. Massey                  5,000          2.6%          .27          3/20/07            373             824

     The following table sets forth outstanding stock options held by our executive officers listed in the Summary Compensation Table at December 31, 2002.


                                     NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                                 UNEXERCISED OPTIONS AT FISCAL YEAR-END             AT FISCAL YEAR-END (1)
                               -----------------------------------------  -----------------------------------------
            NAME                  EXERCISABLE           UNEXERCISABLE        EXERCISABLE            UNEXERCISABLE
-----------------------------  ------------------    -------------------  -----------------     -------------------
John W. Roblin                         725,000             150,000              $40,670                 $17,430
Maryanne Z. Gallagher                  192,250              57,750              $10,768                  $9,983
Frank R. Orzell                         67,000              33,000              $10,050                  $4,950
Ann F. Massey                           50,200              19,800               $5,348                  $3,102

-----------------
(1) Based upon the fair market value of $.46 of our common stock on December 31, 2002 reported on the OTC Bulletin Board.

EMPLOYMENT AGREEMENTS OF EXECUTIVE OFFICERS

     On January 25, 2001, we entered into an employment agreement to employ John
W. Roblin as President and Chief Executive Officer pursuant to which we agreed to compensate Mr. Roblin as follows:

     o $252,000 per year (to be increased to $264,000 for the period from January 1, 2002 to December 31, 2002 and to $277,830 for the period from January 1, 2003 to December 31, 2003) plus a performance based bonus; and

     o options to purchase 500,000 shares of our common stock, exercisable at the fair market value as of January 25, 2001, $0.3438 per share, pursuant to an incentive stock option agreement.

     The 2001 employment agreement replaced the employment agreement we entered into with Mr. Roblin on December 20, 1999, except for the following provisions:

     o the provisions regarding equity interests, which provides that we shall:

          (i)   issue to Mr. Roblin 25,000 shares of our common stock;
          (ii) grant Mr. Roblin five-year options to purchase 250,000 shares of our common stock in accordance with an incentive stock option agreement; and
          (iii) grant Mr. Roblin options to purchase 125,000 shares of our common stock, exercisable at the fair market value as of February 16, 2000, $1.125 per share, pursuant to an incentive stock option plan; and

     o the provisions regarding investment representations, legends and stop orders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 2002, the Compensation Committee consisted of Messrs. Roblin, Marshall and Johnston. Since December 1999, Mr. Roblin has served as President and Chief Executive Officer of the Company. None of Mr. Roblin, Mr. Marshall or Mr. Johnston has served as a director or executive officer of another corporation that has a director or executive officer serving on our board of directors.

COMPENSATION OF DIRECTORS

     In 2002, the Company's outside directors received no compensation for their services as directors of the Company.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation program developed by the Compensation Committee has required management to set goals at the beginning of each fiscal year for increasing income before taxes from the previous year in order to evaluate management's performance. Salary increases for each fiscal year have been based upon our attaining the earnings performance targets for the preceding fiscal year, unusual achievements and cost of living. Bonuses, if any, are divided among the executive group after evaluation of each individual's performance, in consultation with senior management. Option grants are similarly based. Because the Chairman of the Board, President and Chief Executive Officer is a member of the Compensation Committee, he is separately evaluated by Messrs. Marshall and Johnston and the remaining members of the board of directors, who take into consideration overall Company performance in attaining established targets for income before taxes and developing and achieving short term and long term goals for our business. In 2002, bonuses were paid to certain employees and to the Chief Executive Officer on the basis of the performance of the Company.


                                       Mark D. Johnston
                                       Robert A. Marshall
                                       John W. Roblin
                                       (Members of the Compensation Committee)

PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder returns (including reinvestment of dividends) from the period from December 31, 1997 through December 31, 2002 on an investment of $100 in (i) our common stock, (ii) the Russell 2000 Index (an index of small capitalization companies) and (iii) an index of peer companies that we have selected. You should be aware that historical results are not necessarily indicative of future performance.




                              [PERFORMANCE GRAPH]




                                              COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN AMONG COVER-ALL
                                               TECHNOLOGIES INC., THE RUSSELL 2000 INDEX AND A PEER GROUP
                                          -------------------------------------------------------------------

                                             12/97       12/98       12/99       12/00      12/01      12/02
                                             -----       -----       -----       -----      -----      -----
Cover-All Technologies Inc..............   $100.00      $48.41      $31.75       $6.48      $6.60     $11.68
The Russell 2000 Index..................   $100.00      $97.45     $118.17     $114.60    $117.45     $93.39
Peer Group (1)..........................   $100.00     $143.20     $212.80     $122.53    $100.54     $71.28

------------------
(1) The peer group consists of Computer Sciences Corporation, ebix.com Inc., Pegasystems Inc. and Tenfold Corp.

                                    AUDITORS

     Our board of directors has selected Moore Stephens, P.C., Cranford, New Jersey, as the principal accountant for the fiscal year 2003. A representative of Moore Stephens, P.C. will be present at the meeting and available to respond to appropriate questions. This representative will also be given an opportunity to make a statement at the meeting if the representative desires.

     AUDIT FEES. Moore Stephens, P.C. billed us an aggregate of $99,500 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our quarterly reports on Form 10-Q during the last fiscal year.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Moore Stephens, P.C. did not bill us for any professional services rendered for the most recent fiscal year in connection with financial information systems design or implementation, the operation of our information system or the management of our local area network.

     ALL OTHER FEES. Moore Stephens, P.C. billed us an aggregate of $19,943 in fees for other services rendered for the most recent fiscal year.

     The Audit Committee has considered whether, and determined that, the provision of the services referred to under the immediately preceding captions FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES and ALL OTHER FEES is compatible with maintaining Moore Stephens' independence.

                                  ANNUAL REPORT

     All stockholders of record as of April 28, 2003 have or are currently being sent a copy of our Annual Report for the fiscal year ended December 31, 2002, which contains our audited financial statements and complies with all of the disclosure requirements of our 2002 Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The Annual Report is deemed to be part of the material for the solicitation of proxies. If you have not received a copy of the Annual Report, you may request a copy of the Annual Report by writing to the Secretary, Cover-All Technologies Inc., 18-01 Pollitt Drive, Fair Lawn, New Jersey 07410.

                              STOCKHOLDER PROPOSALS

     If you intend to present a proposal at the 2004 Annual Meeting of Stockholders and seek to have the proposal included in our Proxy Statement relating to that meeting, we must receive the proposal no later than January 8, 2004. Under our bylaws, if you wish to nominate persons for election as directors at the 2004 Annual Meeting of Stockholders, we must receive notice of this matter on or before March 28, 2004. After that date, the proposal will be considered untimely. You should direct any proposals, as well as any related questions, to the Secretary of the Company.

                                  MISCELLANEOUS

     We will bear all of the costs of solicitation of proxies. In addition to solicitation of proxies by use of the mails, our directors, officers and employees may solicit the return of proxies by telephone, telegram or personal interview. These persons will not receive additional compensation for this solicitation.

     Please return proxies promptly. We urge you to fill in, date, sign and return the proxy immediately. You need not affix any postage if you mail your proxy in the enclosed envelope in the United States.

                                     By Order of the Board of Directors


                                     ANN F. MASSEY
                                     Secretary
Date:  May 7, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           COVER-ALL TECHNOLOGIES INC.


     The undersigned, a stockholder of COVER-ALL TECHNOLOGIES INC., a Delaware corporation (the "Company"), does hereby appoint John W. Roblin and Ann F. Massey and each of them as Proxies with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at the Hilton Woodcliff Lake, 200 Tice Boulevard, Woodcliff Lake, New Jersey 07677, on Thursday, June 26, 2003 at 9:30 a.m., local time, and at any adjournments thereof, all of the shares of the Company's Common Stock that the undersigned would be entitled to vote if personally present.

     The undersigned hereby instructs said proxies or their substitutes:

1. To elect a class of directors consisting of two directors to serve for a term of three years and until their successors shall have been duly elected and qualified:

                 NOMINEES: John W. Roblin and Robert A. Marshall

     / /  Vote FOR the nominees           / / WITHHOLD AUTHORITY to
          listed  above                       vote for the nominees listed above

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided:

2. DISCRETIONARY AUTHORITY: To vote with discretionary authority with respect to all other matters which may properly come before the Annual Meeting or any adjournments thereof.




                                   (continued, and to be signed on reverse side)

                           (continued from other side)

     THIS PROXY WILL BE VOTED AS SPECIFIED EXCEPT THAT IF NO INSTRUCTIONS ARE INDICATED, IT WILL BE VOTED "FOR" PROPOSAL 1.



                                Please sign exactly as your name appears hereon. If stock is held jointly, signature should include both names. Administrators, Trustees, Guardians and others signing in a representative capacity, please give your full titles.


                                Dated:                                    , 2003
                                      ------------------------------------

                                                                          (L.S.)
                                ------------------------------------------

                                                                          (L.S.)
                                ------------------------------------------
                                                Signature(s)

Please Sign, Date and Return the Proxy Card Promptly Using the Enclosed
Envelope.